Exhibit 99

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, MI 49525

_________________

Telephone: (616) 776-2600
Facsimile: (616) 776-2776
www.meritagehospitality.com

FOR IMMEDIATE RELEASE
CONTACT: Robert E. Schermer, Jr.
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE REPORTS RESULTS FOR FISCAL 2003

        GRAND RAPIDS, Michigan, January 9, 2004. Meritage Hospitality Group Inc. (AMEX: MHG), the nation’s only publicly traded Wendy’s franchisee and O’Charley’s franchisee, today announced net sales for the fiscal year ended November 30, 2003 increased 5.6% to $48,513,000, compared to $45,953,000 last year. The Company’s net earnings for the fiscal year increased 4.4% to $740,000 or $0.13 per share, compared to net earnings of $709,000 or $0.12 per share last year.

Meritage’s net sales for the fourth quarter ended November 30, 2003 increased 13.0% to $12,873,000, compared to $11,394,000 over the comparable period last year. Net earnings for the fourth quarter were $425,000 or $0.08 per share, compared to net earnings of $153,000 or $0.03 per share during the same period last year. Net earnings per share were favorably impacted in the fourth quarter and during the fiscal year by credits to earnings from several non-operating items including the previously reported sale of surplus real estate which the Company acquires from time to time in its restaurant development efforts, and a $500,000 income tax credit in the fourth quarter related to the estimated future benefit of net operating loss carryforwards. Conversely, the Company’s earnings were negatively impacted by accelerated depreciation resulting from major property and equipment disposals associated with the Company’s extensive store remodeling program completed during 2003, the closing of a thirty-year old restaurant that was not replaced, and the purchase of a previously leased thirty-year old restaurant that is being demolished and rebuilt.

Commenting on the results, CEO Robert E. Schermer, Jr. stated, “2003 was a year of two distinct consumer environments for our business. In the first half of the year we faced unexpected challenges including a price war (discounting by competitors), a weak local economy, high beef prices, the effects of the war in Iraq, and severe winter weather. Fortunately, many of these factors eased during the second half of the year, and we have experienced continued positive sales momentum since last August. Meritage’s fourth quarter same store sales at our Wendy’s restaurants improved and have continued strong into our first quarter of 2004 despite the mad cow incident reported in Washington. As for the mad cow incident, the Wendy’s system follows strict food safety safeguards and guidelines established years ago. The benefits of our new store development and major store renovations are beginning to produce positive sales results through increased customer traffic. Meritage now has one of the finest multi-unit restaurant portfolios in the Wendy’s system as evidenced by our 100% Sparkle Certification from Wendy’s International.”

2004 OUTLOOK

        Looking ahead, the immediate challenge remains high beef prices. As counter intuitive as it may seem, assuming consumer demand remains strong and beef prices decline due to the ban on U.S. beef by several foreign countries, the mad cow incident could actually be a positive for 2004 by lowering restaurant operating margins. Meritage’s development plans for 2004 include opening 2 to 3 new Wendy’s restaurants, and 2 to 3 new O’Charley’s restaurants during the calendar year. Given the strength of our existing store sales, the addition of the new O’Charley’s restaurants, and subject to the timing of store openings, we anticipate compounding double-digit sales growth for the next several years. “The Company’s balance sheet is strong, and 2004 is shaping up to be a solid growth year in our Wendy’s business coupled with an exciting launch of the Company’s new O’Charley’s business segment,” Mr. Schermer added.

        On January 5, 2004, Meritage announced it completed a $7.5 million private equity offering for expansion in the casual dining segment with exclusive development rights for O’Charley’s restaurants in Michigan. In addition, the Company reported a $6.3 million financing commitment from G.E. Capital Franchise Finance and a new $2.6 million credit facility with Standard Federal Bank. O’Charley’s, which currently operates 206 restaurants in 16 states in the Southeast and Midwest, is regarded as a leader in food quality within the casual restaurant segment. A typical O’Charley’s restaurant is a free-standing brick building containing 6,790 square feet and seating for 275 customers including 52 bar seats.

        Meritage currently operates 47 “Wendy’s Old Fashioned Hamburgers” restaurants throughout Western and Southern Michigan serving 7.0 million customers annually. The Company has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchise system for the past three years. The Wendy’s franchise system is the third largest quick-service restaurant hamburger chain in the world with more than 6,375 restaurants and system-wide sales in excess of $7.1 billion. Wendy’s is the leading national, high quality hamburger concept in the quick-service restaurant category. O’Charley’s is a leading regional high quality casual concept in the casual dining restaurant category.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

        Certain statements contained in this report that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Forward-looking statements may also be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions, and by the context in which they are issued. Such statements are based upon current expectations and speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

        Statements concerning expected financial performance, on-going business strategies and actions which the Company intends to pursue to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance to differ materially from these forward looking statements include, without limitation, competition; changes in local and national economic conditions; changes in consumer tastes and views about the food that the Company serves; severe weather; changes in travel patterns; increases in food, labor and energy costs; the availability and cost of suitable restaurant sites; the ability to finance expansion; fluctuating interest rates; fluctuating insurance rates; the availability of adequate employees; directives issued by the franchisor; the general reputation of the franchisor’s restaurants; and the recurring need for renovation and capital improvements. Also, the Company is subject to extensive government regulations relating to, among other things, zoning, minimum wage, public health certification, liquor licensing and the operation of its restaurants. Because the Company’s operations are concentrated in the state of Michigan, a marked decline in the Michigan economy could adversely affect its operations.

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Income
For the Years Ended November 30, 2003 and December 1, 2002
(Unaudited)

	2003	2002
Food and beverage revenue	$48,513,456	$45,952,990

Costs and expenses
Cost of food and beverages	12,272,050	11,183,572
Operating expenses	28,606,742	26,860,460
General and administrative expenses	2,819,095	2,763,970
Depreciation and amortization	3,043,929	2,644,779

Total costs and expenses	46,741,816	43,452,781

Earnings from operations	1,771,640	2,500,209

Other income (expense)
Interest expense	(2,330,080)	(1,981,855)
Interest income	28,192	99,961
Other income	19,990	33,356
Gain on sale of non-operating assets	750,716	40,636

Total other expense	(1,531,182)	(1,807,902)

Earnings before income taxes	240,458	692,307

Income tax benefit	500,000	17,000

Net earnings	740,458	709,307

Preferred stock dividends	26,568	26,568

Net earnings on common shares	$713,890	$682,739

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Income
For the Fourth Quarter Ended November 30, 2003 and December 1, 2002
(Unaudited)

	2003	2002
Food and beverage revenue	$12,872,659	$11,393,956

Costs and expenses
Cost of food and beverages	3,438,764	2,716,744
Operating expenses	7,310,055	6,806,527
General and administrative expenses	666,261	550,235
Depreciation and amortization	950,622	732,100

Total costs and expenses	12,365,702	10,805,606

Earnings from operations	506,957	588,350

Other income (expense)
Interest expense	(587,072)	(551,599)
Interest income	83	65,801
Other income	5,431	9,821
Gain on sale of non-operating assets	--	40,636

Total other expense	(581,558)	(435,341)

Earnings before income taxes	(74,601)	153,009

Income tax benefit	500,000	--

Net earnings	425,399	153,009

Preferred stock dividends	6,642	6,642

Net earnings on common shares	$418,757	$146,367